SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(D) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2008
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	06-1340090 (I.R.S. Employer Identification Number)

20415 Nordhoff Street Chatsworth, Ca (Address of principal executive offices)	91311 (Zip Code)
Registrant’s telephone number, including area code: (818) 773-0900
Not Applicable
Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.
On July 29, 2008, registrant issued a press release announcing its revenue results for the three and six month ended June 30, 2008, a copy of which is set forth in Exhibit 99.1 attached hereto.
On July 29, 2008, as previously announced, registrant held a conference call and audio web cast to discuss its revenue and certain other selected results for the three and six months ended of June 30, 2008. The transcript of, and presented at, this teleconference and web cast is furnished herewith as Exhibit 99.2.
The information included in this Item 2.02, as well as Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 8.01 Other Events.
Introductory Note:
Item 1 of Part II Form 10-Q of the Securities and Exchange Commission (“SEC”), requires a registrant to include in its Quarterly Reports on Form 10-Q information regarding material legal proceedings to which the registrant is a party, other than ordinary routine litigation. As announced in registrant’s press release of July 29, 2008 attached to this Report as Exhibit 99.1, registrant does not expect the Special Committee’s review to be completed in time for it to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 by the SEC’s deadline of August 11, 2008 or within the five-day extension period provided by the SEC’s rules and accordingly does not expect that it will be filing the form necessary to obtain the extension. Accordingly, the disclosure required by Item 1 of Part II of Form 10-Q is provided below.
Legal Proceedings.
Registrant is aware that through July 31, 2008, five separate lawsuits have been filed to which registrant has been named a party, each of which is based on facts disclosed in registrant’s press release of June 5, 2008, which was included as Exhibit 99.1 to registrant’s Current Report on Form 8-K filed with the SEC on June 6, 2008.
The first such lawsuit (the “Rubin Lawsuit”) was reported by registrant in its Current Report on Form 8-K filed with the SEC on June 13, 2008 and registrant incorporates the description of the Rubin Lawsuit herein by this reference.
On July 3, 2008, a lawsuit related to registrant’s stock option practices was filed in the Superior Court of the State of California by Jing Ke (the “Ke Lawsuit”). Like the Rubin Lawsuit, the Ke Lawsuit also purports to be have been filed derivatively on behalf of registrant against its directors and certain of registrant’s present and former executive officers. The complaint seeks to recover from the defendants compensatory damages in an unspecified amount and to have such damages be trebled, to require registrant to undertake reforms to corporate governance and internal control procedures, to obtain an accounting of stock option grants found to be improper, to rescind improperly priced options and to disgorge from any of the defendants who received allegedly improper stock options the profits obtained therefrom and to recover costs of suit, including legal and other professional fees and other equitable relief.
On July 8, 2008, a putative class action was filed in the United States District Court in the Central District of California by Zvi Anits (the “Anits Lawsuit”) against registrant and certain of its present and former officers. The named plaintiff in the Anits Lawsuit purports to represent a putative class of persons who purchased registrant’s common stock between March 31, 2003 and June 5, 2008 and has asserted claims under Section 10(b) and Rule 10b-5 thereunder, and Section 20(a), of the Securities Exchange Act of 1934 based on alleged misrepresentations and/or omissions during the alleged class period concerning registrant’s stock option practices and related reporting in its financial statements and seeks class certification, damages in an unspecified amount plus interest and costs and attorneys fees.
On July 11, 2008, a putative class action was filed in the United States District Court in the Central District of California by Kevin D. Ramsey (the “Ramsey Lawsuit”) against registrant and the same individuals named as defendants in the Anits Lawsuit. The named plaintiff in the Ramsey Lawsuit purports to represent a putative class of persons who purchased registrant’s common stock between July 24, 2003 and June 5, 2008 and has also asserted claims under Section 10(b) and Rule 10b-5 thereunder, and Section 20(a), of the Securities Exchange Act of 1934 based on alleged misrepresentations and/or omissions during the alleged class period concerning registrant’s stock option practices and related reporting in its financial statements and seeks class certification, damages in an unspecified amount plus interest and costs and attorneys fees.
On July 30, 2008, a putative class action was filed in the United States District Court in the Central District of California by Robert J. Leopold (the “Leopold Lawsuit”) against registrant and same individuals named as defendants in the Anits Lawsuit and the Ramsey Lawsuit. The named plaintiff in the Leopold Lawsuit purports to represent a putative class of persons who purchased registrant’s common stock between March 31, 2003 and June 5, 2008 and has also asserted claims under Section 10(b) and Rule 10b-5 thereunder, and Section 20(a), of the Securities Exchange Act of 1934 based on alleged misrepresentations and/or omissions during the alleged class period concerning registrant’s stock option practices and related reporting in its financial statements and seeks class certification, damages in an unspecified amount plus interest and costs and attorneys fees.
Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Registrant’s revenue release of July 29, 2008 announcing registrant’s revenue results for the three and six months ended of June 30, 2008 (furnished pursuant to Item 2.02)

Exhibit 99.2	The transcript of the conference call and web cast relating to registrant’s revenue results presented on July 29, 2008 (furnished pursuant to Item 2.02).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: August 1, 2008

MRV COMMUNICATIONS, INC.

By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer

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